SHARE EXCHANGE AGREEMENT

AGREEMENT dated as of October 24, 2007 by and between Smooth Global (China) Holdings, Inc., a Nevada corporation (hereinafter referred to as “Nevada Corp.”) and Christina Nelson and Shannon Lee Alsop, the shareholders of Smooth Global Services Limited, a British Virgin Islands corporation (hereinafter referred to as the “BVI Shareholders”).

WHEREAS, Smooth Global Services Limited (“BVI Corp.”) owns one hundred percent (100%) of the registered equity of Smooth Global (Beijing) Telecom Science Limited, a corporation organized under the laws of the People’s Republic of China (“China Corp”); and

WHEREAS, Beijing Corp. is the beneficiary of a trust, the corpus of which is all of the registered equity of Beijing GRT Information Services Limited, a corporation organized under the laws of the People’s Republic of China (“Beijing GRT”); and

WHEREAS, the BVI Shareholders desires to transfer their ownership of BVI Corp. to Nevada Corp. and Nevada Corp. desires to acquire the said equity.

NOW, THEREFORE, it is agreed:

1.         Definitions.  As used herein, the following terms shall have the meanings set forth below:

a.
“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses or corporate existence of Nevada Corp., BVI Corp., China Corp. or Beijing GRT.

b.
“GAAP” means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

c.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

d.	“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

e.
“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2.         Share Exchange.

a.         On the Closing Date (defined herein), the BVI Shareholders shall transfer and assign to Nevada Corp. all of the issued and outstanding capital stock of BVI Corp., and shall thereafter assist the Nevada Corp. in registering its ownership of BVI Corp. with the relevant authorities in the British Virgin Islands.  The BVI Shareholders represent and warrant that upon the Closing Date, all right, title and interest in said shares will be transferred to Nevada Corp. free of Liens, claims and encumbrances.

b.         On the Closing Date, Nevada Corp. shall issue in consideration of the assignment of BVI Corp. a total of thirty-three million (33,000,000) shares of common stock.  Nevada Corp. warrants that the common stock, when so issued, will be duly authorized, fully paid and non-assessable.  The shares shall be issued to the designees of the BVI Shareholders.  The designees of the BVI Shareholders are identified on Schedule 2b to this Agreement.

c.         The parties intend that the exchange of shares described above shall qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code.  The parties further intend that the issuance of the common stock by Nevada Corp. to the BVI Shareholders shall be exempt from the provisions of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of said Act.

3.         Closing.  The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of Robert Brantl, counsel for Nevada Corp., simultaneously with the execution of this Agreement (the “Closing Date”).

4.         Warranties and Representations of BVI Shareholders   In order to induce Nevada Corp. to enter into this Agreement and to complete the transaction contemplated hereby, the BVI Shareholders warrant and represent to Nevada Corp. that:

a.         Organization and Standing - BVI Corp..  BVI Corp. is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has full power and authority to carry on its business as now conducted. The copies of the Articles of Association and Memorandum of Association of BVI Corp. previously delivered to Nevada Corp. are true and complete as of the date hereof.

b.         Capitalization - BVI Corp.  BVI Corp.’s entire authorized capital stock consists of 50,000 ordinary shares, $1.00 par value, of which 1000 shares are issued and outstanding.  There are no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into equity securities, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which BVI Corp. or the BVI Shareholders are bound, calling for the issuance of any additional equity securities of BVI Corp..  All of the outstanding BVI Corp. Ordinary Shares have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or any Applicable Law.

c.         Ownership of BVI Corp. Shares. The BVI Shareholders are the sole owners of the outstanding shares of BVI Corp. Ordinary Stock.  By the transfer of the BVI Corp. Ordinary Stock to Nevada Corp. pursuant to this Agreement, Nevada Corp. will acquire good and marketable title to 100% of the capital stock of BVI Corp., free and clear of all Liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the BVI Corp. Ordinary Shares will not have been registered under the Securities Act of 1933, or any applicable state securities laws.

d.         Business Operations and Liabilities – BVI Corp.. BVI Corp. has conducted no business operations other than the acquisition of ownership of the capital stock of China Corp.

e.         Organization, Standing and Ownership - China Corp..  China Corp. is a corporation duly organized, validly existing and in good standing under the laws of The People’s Republic of China and has full power and authority to carry on its business as now conducted. All of the registered capital of China Corp. is owned by BVI Corp. free of liens, claims or encumbrances.

f.          Trust Agreement.  The Trust and Indemnity Agreement dated September 20, 2007 among China Corp., Jin Yanfang and Wang Yanxia is in full force and effect.

g.         Organization and Standing – Beijing GRT.  Beijing GRT is a corporation duly organized, validly existing and in good standing under the laws of the People’s Republic of China.  Beijing GRT has all of the government licenses and permits necessary to carry on its business as now conducted, to own and operate its assets, properties and business, and to carry out the transactions contemplated by this agreement.

h.         Capitalization - Beijing GRT.  The registered capital of Beijing GRT is 2,000,000 RMB, all of which is owned by Jin Yanfang and Wang Yanxia.  Except for the registered capital that is owned by Jin Yanfang and Wang Yanxia, there are no voting or equity securities authorized or issued, nor any authorized or issued securities convertible into equity securities, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Beijing GRT or its equity owners are bound, calling for the issuance of any additional equity securities of Beijing GRT.

i.          Financial Statements.  The BVI Shareholders has delivered to Nevada Corp. (i) the financial statements of Beijing GRT for the period ending June 30, 2006 and for the years ended December 31, 2006 and 2005 (the “Beijing GRT Financial Statements”) and (ii) the financial statements of BVI Corp. for the period from Inception to December 31, 2006 and for the six months ended June 30, 2007 (the “BVI Corp. Financial Statements”).  The Beijing GRT Financial Statements and the BVI Corp. Financial Statements have been prepared in accordance with U.S. GAAP and present fairly in all material respects the financial condition of Beijing GRT and BVI Corp. as of the dates thereof.   The financial statements of Beijing GRT for the years ended December 31, 2006 and 2005 and the BVI Corp. Financial Statements for the period ended December 31, 2006 have been reported on by an independent accountant registered with the PCAOB.

j.          Absence Of Certain Changes Or Events.  Since June 30, 2007, there has not been (A) any material adverse change in the business, operations, properties, assets, or condition of Beijing GRT or (B) any damage, destruction, or loss to Beijing GRT (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Beijing GRT; and Beijing GRT has not become subject to any law or regulation which materially and adversely affects, or in the future is substantially likely to have a material adverse effect on Beijing GRT.

k.         Governmental Consent.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other non-U.S., U.S., state, county, local or other foreign governmental authority, instrumentality, agency or commission is required by or with respect to BVI Corp., China Corp. or Beijing GRT in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

l.          Taxes.  Each of BVI Corp., China Corp. and Beijing GRT has filed all tax returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns except for taxes being contested in good faith.  There is no material claim for taxes that is a Lien against the property of BVI Corp., China Corp. or Beijing GRT other than Liens for taxes not yet due and payable.

m.        Pending Actions.  There are no material legal actions, lawsuits, proceedings or investigations pending or threatened, against or affecting BVI Corp., Beijing GRT, or against Beijing GRT’s Officers or Directors or the BVI Shareholders that arose out of their operation of Beijing GRT.  Neither BVI Corp., Beijing GRT, nor the BVI Shareholders is subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a material adverse effect on the business of Beijing GRT or BVI Corp.

n.          Intellectual Property And Intangible Assets.  To the knowledge of the BVI Shareholders, Beijing GRT has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business.  Beijing GRT has not received any written notice that the rights of any other person are violated by the use by Beijing GRT of the intellectual property.  None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of the BVI Shareholders, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

o.         Compliance with Laws.  Beijing GRT's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  Beijing GRT is not in violation of any law, ordinance or regulation of the People’s Republic of China or of any other jurisdiction.  Beijing GRT holds all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities necessary or proper for the current use, occupancy or operation of its business, all of which are now in full force and effect.

5.         Warranties and Representations of Nevada Corp..  In order to induce the BVI Shareholders to enter into this Agreement and to complete the transaction contemplated hereby, Nevada Corp. warrants and represents to the BVI Shareholders that:

a.         Organization and Standing.  Nevada Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to carry on its business as now conducted. The copies of the Articles of Incorporation and Bylaws of Nevada Corp. previously delivered to the BVI Shareholders are true and complete as of the date hereof.

b.         Capitalization.  Nevada Corp.'s entire authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share. At the Closing, prior to the issuance of shares to the BVI Shareholders, there will be 5,381,335 shares of Nevada Corp. Common Stock issued and outstanding.  At the Closing, there will be no other voting or equity securities outstanding, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Nevada Corp. is bound, calling for the issuance of any additional shares of common stock or preferred stock or any other voting or equity security.

c.         Corporate Records.  All of Nevada Corp.'s books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

d.         SEC Filings.  The common stock of Nevada Corp. is registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934.  The filings made by the Nevada Corp. with the Securities and Exchange Commission during the past twelve months are true and complete, and contain no material misstatement.  All documents required to be filed by the Nevada Corp. pursuant to the Rules of the Securities and Exchange Commission have been filed.

e.         Taxes.  Nevada Corp. has filed all tax returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns except for taxes being contested in good faith.  There is no material claim for taxes that is a Lien against the property of Nevada Corp. other than Liens for taxes not yet due and payable.

g.         Pending Actions.  There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting Nevada Corp. or against Nevada Corp.’s Officers or Directors that arose out of their operation of Nevada Corp.  Nevada Corp. is not subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

h.         Trading Status.  Nevada Corp.’s common stock is listed for quotation on the OTC Bulletin Board, with the symbol “SMGH.” To the knowledge of Nevada Corp., Nevada Corp. has not been threatened and is not subject to removal of its common stock from the OTC Bulletin Board.

i.          Compliance with laws.  Nevada Corp.’s operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  Nevada Corp. is not in violation of any Applicable Law.

6.         Restriction on Resale. The Nevada Corp. Common Shares to be issued by Nevada Corp. to the designees of the BVI Shareholders hereunder at the Closing will not be registered under the Securities Act of 1933, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of within the United States of America until:  (i) a registration statement with respect to such securities is declared effective under the Securities Act of 1933, or (ii) Nevada Corp. receives an opinion of counsel for the stockholders, reasonably satisfactory to counsel for Nevada Corp., that an exemption from the registration requirements of the Securities Act of 1933 is available.

The certificates representing the shares which are being issued to the BVI Shareholders pursuant to this Agreement shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR SMOOTH GLOBAL (CHINA) HOLDINGS, INC. RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SMOOTH GLOBAL (CHINA) HOLDINGS, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

7.         Applicable Law.    This Agreement shall be governed by the laws of the State of Nevada, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

8.         Binding Effect.  This Agreement, including both its obligations and benefits, shall inure to the benefit of, and be binding on the respective heirs and successors of the parties and on their respective permitted assignees and transferees.

9.         Counterparts.  This Agreement may be executed in multiple facsimile counterparts.   Each of the counterparts shall be deemed an original, and together they shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date and year written on the first page.

SMOOTH GLOBAL (CHINA) HOLDINGS, INC.

By: /s/ Zheng Shuying
Zheng Shuying, Chief Executive Officer

/s/ Christina Nelson
CHRISTINA NELSON

/s/ Shannon Lee Alsop
SHANNON LEE ALSOP